UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 7, 2019, Zogenix, Inc. (the “Company”), and its wholly-owned subsidiary, Modis Therapeutics, Inc. (“Modis”) announced positive top-line results from its pivotal Phase 2 RETRO study at the recent World Muscle Society congress in Copenhagen. The data from RETRO form the basis of the Company’s ongoing investigational MT1621 program and support the safety and efficacy of pyrimidine nucleoside substrate enhancement therapy (“SET”) for the treatment of Thymidine Kinase 2 deficiency (“TK2d”), a rare, debilitating, and often fatal genetic disorder that primarily affects infants and children and for which there are currently no approved therapies.

Study Design

RETRO is a global retrospective study of SET, a fixed combination treatment of two pyrimidine nucleosides (dC/dT), in 38 pediatric and adult patients with TK2 deficiency (median age of disease onset, 2.5 years) treated at eight clinical sites in three countries (U.S., Spain and Israel). Subjects received SET for a median of 77 weeks (range 92 days – 7 years). Each subject was scored across motor, respiratory, and feeding domains according to pre-defined response criteria and was compared to pre-treatment status to assess whether responses improved, remained stable, or worsened.

Parallel to RETRO, the Company compiled a comprehensive, global TK2d Natural History dataset from published studies and individual case reports to document untreated patients’ disease course. From this natural history dataset, 68 patients reflecting the range of disease severity, age, and age of disease onset, were selected as a control group for treated patients in the RETRO study.

Key Efficacy Findings

•	All treated patients remain alive. A survival analysis using a time-dependent Cox regression model showed that the difference in probability of survival between treated patients and untreated natural history control patients was highly statistically significant (p<0.0006).

•	In addition to the survival benefit, the vast majority of treated patients (94.7%) had either improved (68%) or stabilized (26%) responses in major functional domains.

•	Among clinical responders, a subset demonstrated profound responses, in some cases re-acquiring previously lost motor milestones, as described below:

•	Ambulation: Three patients who had lost the ability to walk prior to treatment regained ambulation; one patient who had never walked gained ambulation.

•	Respiratory Function: One patient receiving 24 hours/day of invasive mechanical ventilation prior to treatment discontinued all respiratory support.

•	Feeding Support: Eight patients were on feeding tubes at study start; three of these patients had their feeding tubes removed.

Safety & Tolerability

Safety data from RETRO indicated that SET is generally safe and well-tolerated. Most reported adverse events were considered not related to study drug (199 of 292), with mild or moderate diarrhea being the most common treatment-related adverse event, occurring in 63% of patients.

Serious AEs (SAEs) were reported in 14 subjects (37%). The majority of SAEs were deemed related to TK2d; two patients experienced three events related to study drug alone (kidney stone, kidney stone removal, diarrhea).

Two adult-onset patients stopped treatment due to asymptomatic increases in aminotransferase liver enzymes (no increase in bilirubin levels), which resolved upon discontinuation of treatment.

Forward Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include the potential for MT1621 to significantly improve outcomes in patients with TK2d; and the Company’s expectations that the RETRO study will serve as a pivotal study for FDA review of MT1621 for treatment of TK2d. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: risks associated with the acquisition of Modis and integration of Modis’ operations into the Company’s business, including an increase in near and long-term expenditures, exposure to unknown liabilities and diversion of the Company’s management’s time and attention; the inherent risks of clinical development of MT1621; the data Modis has reported is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the trial and such data may not accurately reflect the complete results of the trial; risks associated with relying on a retrospective analysis for pivotal efficacy and safety data for MT1621; Breakthrough Therapy and PRIME designations do not guarantee that the FDA or EMA will approve MT1621 or expedite its review of MT1621; the FDA may refuse to accept the re-submitted NDA for FINTEPLA the FDA may not agree with the Company’s interpretation of the results of the clinical trials of MT1621 or FINTEPLA; and other risks described in the Company’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMPANY, INC.

Date: October 7, 2019	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary